SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    Form 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): January 8, 2003

                            Pathfinder Bancorp, Inc.
          -------------------------------------------------------------

             (Exact name of registrant as specified in its charter)

       Federal                        000-23601                 16-1540137
----------------------------     ---------------------      --------------------
 (State or other jurisdiction     (Commission File No.)        (I.R.S. Employer
   of incorporation)                                      Identification No.)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (315) 343-0057
                                 --------------


                                 NOT APPLICABLE
         --------------------------------------------------------------
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)


Item  5.  Other  Events

On January 8, 2003, Pathfinder Bancorp, Inc. issued the enclosed press release regarding the announcement of the relocation of the Fulton branch office.


ITEM  7.  FINANCIAL  STATEMENTS  AND  EXHIBITS

EXHIBIT  99        PRESS  RELEASE  DATED  JANUARY  8,  2003



                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                           PATHFINDER  BANCORP,  INC.


Date:  January  8,  2003     By:  /s/  Thomas  W.  Schneider

-------------------------------------
                                              Thomas  W.  Schneider
                                              President  and  Chief  Executive
Officer



                                  EXHIBIT  INDEX


The  following  Exhibit  is  filed  as  part  of  this  report:

Exhibit  99      Press  Release


                                   EXHIBIT  99

NEWS  RELEASE

CONTACT:     Thomas  W.  Schneider
             President  &  CEO

             214  West  First  Street
             Oswego,  NY  13126
             315-343-0057

FOR  IMMEDIATE  RELEASE
-----------------------
January  8,  2003



                       PATHFINDER BANK TO RELOCATE FULTON
                  BRANCH OFFICE. EXPECTED TO OPEN BY JUNE 2003.

FULTON, NEW YORK - Pathfinder Bank, the operating subsidiary of Pathfinder Bancorp, Inc., announced that it has filed applications with its primary regulators to relocate its branch office in Fulton, New York, according to Thomas W. Schneider, President and CEO.
     The proposed relocation involves moving the branch approximately of a mile from the east side of the Oswego River to the west side of the river. The current branch is located at 114 Oneida Street on the corner of Rt. 481 and Oneida Street. The new branch is to be located at 5 W. First Street South, on the corner of West First and Schenck Streets.
"The present location, while it provides good visibility for the bank, is not convenient to our customers in the Fulton community. Heavy traffic volumes in that area inhibit customer accessibility and branch parking has always been limited," according to Schneider. "The new location will be far easier to access and exit, will have adequate parking for our customers needs, and will also include three convenient drive-thru lanes", stated Schneider.
 "We feel that the move will allow us to better serve our current customers while providing a platform on which to expand our business in the Fulton community", according to Schneider.
The new location is across the street from the Tops Supermarket and shares contiguous space with the new west side Dunkin' Donuts. The bank will construct the branch on leased land. Steven W. Thomas, a director of the bank, is a 50% owner of the company that is leasing the land to the bank. Mr. Thomas has not participated in any voting matters by the Board of Directors authorizing the application for relocation and the lease execution. The proposed relocation is subject to the approval of the New York State Banking Department and the Federal Deposit Insurance Corporation.
     It is anticipated that construction of the new facility will be completed during the Spring of 2003 and the new branch will open by June 1, 2003. The employees at the current branch will remain with the bank in the new facility. Pathfinder Bancorp, Inc. is the mid-tier holding company of Pathfinder Bank; a New York State chartered savings bank headquartered in Oswego, New York with six branch locations in Oswego, Fulton, Mexico and Lacona.